UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2020

Date of Report (Date of Earliest Event)

SYLIOS CORP

(Exact name of registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

000-56091

(Commission File No.)

501 1st Ave N., Suite 901

St. Petersburg, Florida 33701

(Address of principal executive offices and Zip Code)

(727) 482-1505

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
common stock	UNGS

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Deep Green Waste & Recycling, Inc. (hereinafter “Deep Green”), a publicly traded entity under the symbol “DGWR.” Under the terms of the Agreement, the Company is to assist Deep Green in the preparation of its Registration Statement on Form S-1, introduce the Company to a PCAOB audit firm and introduce potential funding sources. The term of the Agreement is for six months and the Company is to be paid compensation of $7,500. The Company received its first payment of $5,000 on January 17, 2020.

On January 13, 2020, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Deep Green Waste & Recycling, Inc. (hereinafter “Deep Green”) wherein Deep Green issued the Company a Convertible Promissory Note (the “Note”) in the amount of $35,000 ($5,000 OID). The Note has a term of one (1) year (due on January 13, 2021) and bears interest at 8% annually. As part and parcel of the foregoing transaction, the Company was issued a warrant granting the holder the right to purchase up to 262,500 shares of Deep Green’s common stock at an exercise price of $0.04 for a term of 5-years. As part of the Note, the Company executed a Registration Rights Agreement (the “RRA”) dated January 13, 2020. Among other things, the RRA provides for Deep Green to file a Registration Statement with the SEC covering the resale of shares underlying the Note and the warrant and to have declared effective such Registration Statement. In the event that Deep Green doesn't meet the registration requirements provided for in the RRA, Deep Green is obligated to pay the Company certain payments for such failures. The transaction closed on January 16, 2020.

In addition, 6,000,000 shares of Deep Green’s common stock have been reserved at Transfer Online, Deep Green’s transfer agent, for the Company for possible issuance upon the conversion of the Note into shares of Deep Green’s common stock.

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above and the Company’s ability to satisfy the conditions under the Agreement. The Company assumes no duty to update any forward-looking statements other than as required by applicable law.

The Agreement, Note and other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Agreement and Note, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Agreement and Note or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement and Note, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Agreement and Note. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Agreement and Note and will update such disclosure as required by federal securities laws. Accordingly, the Agreement and Note should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit	Document Description

10.1	Consulting Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of December 16, 2019
10.2	Securities Purchase Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020
10.3	Convertible Promissory Note between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020
10.4	Common Stock Purchase Warrant Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020
10.5	Registration Rights Agreement between Sylios Corp and Deep Green Waste & Recycling, Inc. dated as of January 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of January 2020.

SYLIOS CORP

BY:	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson, President